UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2018

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective December 6, 2018, Owens & Minor, Inc. (the “Company”) appointed Robert K. Snead, age 42, Executive Vice President & Chief Financial Officer of the Company.  Mr. Snead joined the Company in 2010 and has served as Interim Chief Financial Officer since May 2018, Group Vice President of Finance for the Company’s Global Solutions Strategic Business Unit since the beginning of 2018, Vice President of Strategy and Corporate Development during 2017, Treasurer and Vice President of Corporate Development from 2013 to 2017, and Operating Vice President of Corporate Development from 2010 to 2013. Prior to joining the Company, Mr. Snead served as a director in Barclays Capital's global mergers and acquisitions group in New York, N.Y. He joined Barclays Capital through its acquisition of certain assets of Lehman Brothers, a company he joined in 2004 where he served in a similar capacity. Mr. Snead earned a master's in business administration from Columbia Business School and a bachelor's of science in commerce from the University of Virginia.
In consideration of his service as Chief Financial Officer, Mr. Snead will be paid an annualized base salary at the rate of $500,000 and be eligible for a target annual cash bonus under the Company’s 2019 Annual Incentive Program equal to 75% of his base salary. Beginning in 2019, he will also be eligible for an annual equity award in the aggregate amount of $700,000, to be comprised of one-half time based restricted stock and one-half performance based restricted stock, as determined by the Compensation & Benefits Committee of the Company. Mr. Snead will continue to be covered by the Company’s previously filed Officer Severance Policy (see Exhibit 10.4 to the Company’s Current Report on Form 8-K dated and filed with the Securities & Exchange Commission (the “SEC”) on May 9, 2018) and a previously executed agreement substantially in the form of the previously filed Executive Severance Agreement (the form of which was included in Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011). Mr. Snead will also be entitled to participate in all employee health and welfare plans offered by the Company commensurate with his position as well as the other benefits we make available to our executive officers.
Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Snead has a direct or indirect material interest. There are no family relationships between Mr. Snead and any of the Company’s directors or executive officers.

Item 7.01	Regulation FD Disclosure.
On December 12, the Company issued a press release announcing the appointment of Mr. Snead as Executive Vice President & Chief Financial Officer of the Company. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Press release of Owens & Minor, Inc., dated December 12, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: December 12, 2018	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary